World Headquarters 15350 Vickery Drive Houston, TX 77032 Michael D. Slaughter Chief Accounting Officer 281-618-3428
NEWS RELEASE

FOR IMMEDIATE RELEASE

Thursday, May 24, 2007

EGL, INC. TO BE ACQUIRED BY

CEVA LOGISTICS FOR APPROXIMATELY $2 BILLION

EGL Shareholders to Receive $47.50 Per Share

________________________________________________________________________

HOUSTON and AMSTERDAM, May 24, 2007 -- EGL, Inc. (Nasdaq: EAGL) ("EGL"), and CEVA Group Plc (“CEVA”), a UK public limited company owned by affiliates of Apollo Management VI, L.P., today announced that they have signed a definitive merger agreement pursuant to which CEVA will acquire EGL for total transaction consideration of approximately $2 billion.  Pursuant to the agreement, EGL's shareholders will receive $47.50 in cash for each share of EGL common stock they hold at the time of the merger.  The board of directors of EGL, on the unanimous recommendation of a special committee comprised entirely of independent directors, has approved the agreement and will recommend that EGL's shareholders approve the merger.

In connection with this transaction, EGL has terminated its previous merger agreement with affiliates of James R. Crane, EGL's largest shareholder, Chief Executive Officer and Chairman of the Board, together with investment funds affiliated with Centerbridge Partners, L.P. and The Woodbridge Company Limited (the "Crane group"), after determining that CEVA’s offer was more favorable to EGL stockholders.  EGL has paid a $30 million fee to the Crane group in connection with the termination.

The purchase price represents a premium of approximately 60 percent over $29.78, the closing price of EGL stock on December 29, 2006, the last trading day before an initial proposal was made by the Crane group to take EGL private.   It is also represents a 25 percent premium over the $38.00 per share consideration that was to be paid under the Crane group’s agreement.

The combination will create the world’s fourth largest integrated supply chain management company, with leading global capabilities in freight forwarding and contract logistics.

Chairman of the Special Committee and member of EGL’s Board of Directors, Milton Carroll said, “After careful consideration, our Special Committee has concluded that this transaction is in the best interest of EGL and maximizes value for all of our shareholders.”

Josh Harris, a founding partner of Apollo Management said, “Together, CEVA and EGL offer tremendous opportunities to better serve our global customer base and will provide enhanced solutions to meet businesses’ supply chain needs in a dynamic global environment.  We are extremely impressed with the expertise and depth of EGL’s senior management team and talented employee base and look forward to working together to further build the business.”

more

CEVA CEO Dave Kulik said, “The acquisition of EGL is a transforming event for CEVA and increases the ability of both companies to serve its existing customers.  We are very excited to have many of the senior leadership at EGL join CEVA as our partners and look forward to working together to build the leading transportation logistics provider in the world.”  Kulik continued, “Maintaining the continuity of EGL’s senior management team and its employees around the world is a priority and CEVA is committed to ensuring a smooth transition of ownership and continuing the strong relationships EGL has with its transportation partners.”

CEVA expects all existing operations at EGL will remain unchanged following the merger and will be managed under a new freight management division, headquartered at EGL’s existing location in Houston, TX.  The transaction is subject to regulatory approvals and the affirmative vote of the holders of a majority of EGL’s outstanding shares.  EGL and CEVA anticipate the transaction will close in the third quarter of 2007.

In connection with the transaction, Deutsche Bank served as financial advisor to the Special Committee to the Board of Directors of EGL, and Andrews Kurth served as its legal counsel.  Baker Botts served as EGL’s legal counsel.  Wachtell, Lipton, Rosen & Katz served as CEVA’s legal counsel.  Gleacher Partners and Bear Stearns & Co. provided financial advice to CEVA.

About EGL, Inc.

Founded in 1984, Houston-based EGL, Inc. operates under the name EGL Eagle Global Logistics. EGL is a leading global transportation, supply chain management and information services company dedicated to providing superior flexibility and fewer shipping restrictions on a price competitive basis. With 2006 revenues exceeding $3.2 billion, EGL's services include air and ocean freight forwarding, customs brokerage, local pick-up and delivery service, materials management, warehousing, trade facilitation and procurement, integrated logistics and supply chain management services. EGL's shares are traded on the NASDAQ Global Select Market under the symbol "EAGL".

About CEVA Logistics

CEVA Logistics (formerly known as TNT Logistics) is a leading global logistics and supply chain management company.  It designs, implements and operates complex supply chain solutions on a national, regional or global scale for multinational and large local companies.  The company provides customers with end-to-end logistics solutions spanning the entire supply chain.  CEVA focuses on a diverse range of market sectors including automotive, tyres, high-tech/electronics, industrial, fast moving consumer goods, and publishing & media. CEVA employs approximately 38,000 people and operates an extensive global network with facilities in 26 countries worldwide, and maintains 567 warehouses globally with a combined space of approximately 7.4 million square meters.  For fiscal year 2006, CEVA generated sales of €3.5 billion.  CEVA is owned by affiliates of Apollo Management VI, L.P., one of the leading private equity investors in the world.  For more information please visit the CEVA website at www.cevalogistics.com.

About Apollo Management

Founded in 1990, Apollo is a recognized leader in private equity, debt and capital markets investing.  Since its inception, Apollo has successfully invested over $16 billion in companies representing a wide variety of industries, both in the U.S. and internationally.  Apollo is currently investing its sixth private equity fund, Apollo Investment Fund VI, L.P., which along with related co-investment entities, has approximately $12 billion of committed capital.

Apollo's current and past investments in the distribution, transportation and logistics industries include Pacer International, Quality Distribution, Metals USA and United Agri-Products, and it has other current investments in portfolio companies including Affinion, AMC Entertainment, Berry Plastics, Goodman Global, Hexion Specialty Chemicals (which includes the former coatings and inks resins division of Akzo Nobel and Resolution Performance Products formerly owned by Royal Dutch Shell), Momentive, Realogy, Rexnord, and Unity Media.

Important Additional Information Regarding the Merger will be Filed with the SEC:

In connection with the proposed merger with the CEVA group (the "Merger"), EGL will file a proxy statement with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. EGL's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032, telephone (281) 618-3100, or from EGL's website, www.eaglegl.com.  A copy of this press release will also be available on CEVA’s website, www.cevalogistics.com.

EGL and its directors, executive officers and other members of its management and employees as well as CEVA may be deemed to be participants in the solicitation of proxies from EGL's shareholders with respect to the Merger. Information about EGL’s directors and executive officers and their ownership of EGL’s common stock is set forth in EGL’s Form 10-K/A filed on April 30, 2007.  Shareholders and investors may obtain additional information regarding the interests of EGL and its directors and executive officers in the Merger, which may be different than those of EGL’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.  CEVA does not own any securities of EGL.

CAUTIONARY STATEMENTS

The statements included in this news release regarding any transaction with CEVA, including the timing thereof, the likelihood that such transaction could be consummated, any future actions by CEVA, the effects of any transaction on EGL’s operations or otherwise, and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, market conditions, availability and terms of acquisition financing, satisfaction of closing conditions, actions by CEVA and other factors detailed in risk factors and elsewhere in EGL’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. EGL disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.